UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant   ☒
  Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐
  Preliminary Proxy Statement
☐
  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒
  Definitive Proxy Statement
☐
  Definitive Additional Materials
☐
  Soliciting Material Pursuant to Rule 14a-12
New Residential Investment Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
  No fee required.
☐
  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)
  Title of each class of securities to which transaction applies:

2)
  Aggregate number of securities to which transaction applies:

3)
  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)
  Proposed maximum aggregate value of transaction:

5)
  Total fee paid:

☐
  Fee paid previously with preliminary materials.
☐
  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)
  Amount Previously Paid:

2)
  Form, Schedule or Registration Statement No.:

3)
  Filing Party:

4)
  Date Filed:

NEW RESIDENTIAL INVESTMENT CORP.
April 17, 2014

Dear Fellow Stockholders:
On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of New Residential Investment Corp. (the “Annual Meeting”) to be held at the Hilton Hotel, 1335 Avenue of the Americas, New York, New York, on May 28, 2014, at 10:00 a.m., Eastern Time. The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying materials.
IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Let me urge you to vote today by Internet, by telephone or by completing, signing and returning your proxy card in the envelope provided.
PLEASE NOTE THAT YOU MUST FOLLOW THESE INSTRUCTIONS IN ORDER TO ATTEND AND BE ABLE TO VOTE AT THE ANNUAL MEETING: All Stockholders may vote in person at the Annual Meeting. In addition, any stockholder may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person as the proxy with power to vote your shares on your behalf. If you are a beneficial owner of shares, you must take the following three steps in order to be able to attend and vote at the Annual Meeting: (1) obtain a legal proxy from your broker, bank or other holder of record and present this legal proxy to the inspector of elections along with your ballot, (2) contact our Investor Relations department to obtain an admission card and present this admission card to the inspector of elections and (3) present an acceptable form of photo identification, such as a driver’s license or passport, to the inspector of elections.
Sincerely,

Wesley R. Edens
Chairman of the Board of Directors

NEW RESIDENTIAL INVESTMENT CORP.
NOTICE OF THE 2014 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of New Residential Investment Corp.:
The annual meeting of stockholders of New Residential Investment Corp., a Delaware corporation, will be held at the Hilton Hotel, 1335 Avenue of the Americas, New York, New York, on May 28, 2014, at 10:00 a.m., Eastern Time (the “Annual Meeting”). The matters to be considered and acted upon by stockholders at the Annual Meeting, which are described in detail in the accompanying materials, are:
(i)
  a proposal to elect two Class I directors to serve until the 2017 annual meeting of stockholders or until their successors are elected and duly qualified;
(ii)
  a proposal to approve the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2014; and
(iii)
  any other business properly presented at the Annual Meeting.
Stockholders of record at the close of business on April 2, 2014 will be entitled to notice of and to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. A Proxy Statement, proxy card and self-addressed envelope are enclosed. Return the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States. You can also now vote by telephone or by the Internet by following the instructions provided on the proxy card. Whether or not you plan to attend the Annual Meeting in person, please vote by one of these three methods. If you are the record holder of your shares and you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.
By Order of the Board of Directors,
/s/ Cameron D. MacDougall
Cameron D. MacDougall
Secretary
1345 Avenue of the Americas
46th Floor
New York, New York 10105
April 17, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 28, 2014:
The Notice of Annual Meeting, Proxy Statement and the Annual Report on Form 10-K
are available on the Investor Relations section of our website at
www.newresi.com.

i

NEW RESIDENTIAL INVESTMENT CORP.
1345 Avenue of the Americas, 46th Floor,
New York, New York 10105
PROXY STATEMENT
For the 2014 Annual Meeting of Stockholders to Be Held on
May 28, 2014
This Proxy Statement and the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of New Residential Investment Corp., a Delaware corporation, for use at the Annual Meeting to be held on May 28, 2014 and any adjournments or postponements thereof. “We,” “our,” “us,” “the Company” and “New Residential” each refers to New Residential Investment Corp. The mailing address of our executive office is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105. This Proxy Statement, the accompanying proxy card and the notice of annual meeting are first being mailed to holders of our common stock, par value $0.01 per share (the “Common Stock”), on or about April 17, 2014.
A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting. At the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this Proxy Statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.
Matters to be considered at the Annual Meeting
At the Annual Meeting, stockholders of the Company’s Common Stock will vote upon:
(i)
  a proposal to elect two Class I directors to serve until the 2017 annual meeting of stockholders or until their successors are elected and duly qualified;
(ii)
  a proposal to approve the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2014; and
(iii)
  any other business that may properly come before the annual meeting of stockholders or any adjournment of the annual meeting.

GENERAL INFORMATION ABOUT VOTING
Solicitation of Proxies
The enclosed proxy is solicited by and on behalf of our Board of Directors. The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record as of the close of business on April 2, 2014, and will provide reimbursement for the cost of forwarding the material.
Stockholders Entitled to Vote
As of April 2, 2014, there were outstanding and entitled to vote 253,209,669 shares of our Common Stock. Each share of our Common Stock entitles the holder to one vote. Stockholders of record at the close of business on April 2, 2014 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof. A stockholder list will be available for examination by New Residential stockholders at the Annual Meeting and at the office of the Company at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, during ordinary business hours during the ten-day period prior to the Annual Meeting for any purpose germane to the meeting.
Stockholder of Record.   If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company LLC, you are considered the stockholder of record with respect to those shares, and these proxy materials were sent directly to you by the Company.
Street Name Holders.   If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials were forwarded to you by your bank or broker. The bank or broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct your bank or broker on how to vote the shares held in your account. If you wish to attend the Annual Meeting, you will need to obtain a “legal proxy” from your bank or broker.
Required Vote
A quorum will be present if the holders of a majority of the outstanding shares entitled to vote are present, in person or by proxy, at the Annual Meeting. If you have returned a valid proxy or if you hold your shares in your own name as holder of record and attend the Annual Meeting in person, your shares will be counted as present for the purpose of determining whether there is a quorum. Abstentions and broker “non-votes” (as described below) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.
If a quorum is not present, the Annual Meeting may be adjourned by the chairman of the meeting or by the vote of a majority of the shares represented at the Annual Meeting until a quorum has been obtained.
For the election of the nominees to our Board of Directors, the affirmative vote of a plurality of the votes of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors is sufficient to elect the nominee if a quorum is present. For the approval of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter is required to approve such matter.
Broker non-votes are instances where a broker holding shares of record for a beneficial owner does not vote the shares because it has not received voting instructions from the beneficial owner and therefore is precluded by the New York Stock Exchange (“NYSE”) rules from voting on a particular matter. Under NYSE rules, when a broker holding shares in “street name” does not receive voting instructions from a beneficial owner, the broker has discretionary authority to vote on certain routine matters but is prohibited from voting on non-routine matters. Brokers who do not receive instructions are not entitled to vote on the election of directors, but they are entitled to vote on the ratification of the appointment of the independent registered public accounting firm.
A vote “withheld” from a director nominee or a broker non-vote on a director nominee will not affect the outcome of the election of directors. If you abstain from voting on the ratification of the appointment of the independent registered public accounting firm, your abstention will have the same effect as a vote cast against the ratification. Broker non-votes will not affect the outcome of the ratification.
If the enclosed proxy is properly executed and returned to us in time to be voted at the Annual Meeting, it will be voted as specified on the proxy unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the shares of Common Stock represented by the proxy will be voted as follows:
(i)
  FOR the election of the nominees to our Board of Directors;
(ii)
  FOR the approval of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and
(iii)
  in the discretion of the proxy holder on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.
If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we are not aware of any other matter to be raised at the Annual Meeting.
Voting
Stockholders of Record.   If you are a stockholder of record, you may instruct the proxies to vote your shares by telephone, by the Internet or by signing, dating and mailing the proxy card in the postage-paid envelope provided. In addition, you may vote your shares of our Common Stock in person at the Annual Meeting.
Street Name Holders.   If you are a street name holder, you will receive instructions from your bank or broker that you must follow to be able to attend the Annual Meeting or to have your shares voted at the Annual Meeting.
Right to Revoke Proxy
Stockholders of Record.   If you are a stockholder of record, you may revoke your proxy instructions through any of the following methods:
•
  send written notice of revocation, prior to the Annual Meeting, to our Secretary, Mr. Cameron D. MacDougall, at New Residential Investment Corp., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105;
•
  sign, date and mail a new proxy card to our Secretary;
•
  dial the number provided on the proxy card and vote again;
•
  log onto the Internet site provided on the proxy card and vote again; or
•
  attend the Annual Meeting and vote your shares in person.
Street Name Holders.   If you are a street name holder, you must contact your bank or broker to receive instructions as to how you may revoke your proxy instructions.
Copies of Annual Report to Stockholders
A copy of our Annual Report on Form 10-K for our most recently completed fiscal year has been filed with the Securities and Exchange Commission (the “SEC”) will be mailed to stockholders entitled to vote at the Annual Meeting who have elected to receive a hard copy of the proxy materials and is also available without charge to stockholders upon written request to: New Residential Investment Corp., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations. You can also find an electronic version of our Annual Report on the Investor Relations section of the New Residential website (www.newresi.com).
Voting Results
Broadridge Financial Solutions, Inc., our independent tabulating agent, will count the votes and act as the Inspector of Election. We will publish the voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days of the Annual Meeting.
Confidentiality of Voting
We keep all proxies, ballots and voting tabulations confidential as a matter of practice. We permit only our Inspector of Election, Broadridge Financial Solutions, Inc., to examine these documents.
Recommendations of the Board of Directors
The Board of Directors recommends a vote:
(i)
  FOR the election of the nominees to our Board of Directors; and
(ii)
  FOR the approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2014.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The first proposal is to elect two Class I directors to serve until the 2017 annual meeting of stockholders or until their respective successors are duly elected and qualified.
Our bylaws provide that our board of directors shall consist of not less than three and not more than nine directors as the board of directors may from time to time determine. The number of directors on the board is currently fixed at six. Our Board of Directors is divided into three classes. The members of each class of directors serve staggered three-year terms.
Our current Board of Directors is classified as follows:

Class	Term Expiration	Director	Age
Class I	2014	Alan L. Tyson	57
		David Saltzman	52
Class II	2015	Michael Nierenberg	51
		Kevin J. Finnerty	59
Class III	2016	Wesley R. Edens	52
		Douglas L. Jacobs	66

The Board of Directors has unanimously proposed Alan L. Tyson and David Saltzman as nominees for election as Class I directors. The director-nominees currently serve on our Board of Directors. If elected at the Annual Meeting, each of Mr. Tyson and Mr. Saltzman will hold office until the 2017 annual meeting of stockholders or until their successors are duly elected and qualified, subject to earlier retirement, resignation or removal. Unless otherwise instructed, we will vote all proxies we receive FOR Alan L. Tyson and David Saltzman. If either of the nominees becomes unable to stand for election as a director, an event that our Board of Directors does not presently expect, the proxy will be voted for a replacement nominee if one is designated by our Board of Directors.
The Board of Directors recommends that you vote FOR the election of Mr. Tyson and Mr. Saltzman to serve as our Class I directors until the 2017 annual meeting of the stockholders or until their successors are duly elected and qualified.
Information Concerning Our Directors, Including the Director Nominees
Set forth below is certain biographical information for our directors, including the director-nominees, as well as the month and year each person was first elected as one of our directors.
Each of our directors was selected because of the knowledge, experience, skill, expertise and diversity the director contributes to the Board of Directors as a whole. Our directors have extensive familiarity with our business and experience from senior positions in large, complex organizations. In these positions, they gained core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, and leadership development. The Nominating and Corporate Governance Committee believes that each of the directors also has key attributes that are important to an effective Board of Directors: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience, and thought; and the commitment to devote significant time and energy to service on the Board of Directors and its committees.

Wesley R. Edens Chairman of the Board of Directors since April 2013
Mr. Edens has been a member of our board of directors since April 2013. Mr. Edens has been Chairman of the board of directors of Newcastle Investment Corp. (“Newcastle”) since its inception and served as its Chief Executive Officer from its inception until February 2007. Mr. Edens is a principal and a Co-Chairman of the board of directors of Fortress Investment Group LLC (“Fortress”), an affiliate of FIG LLC, our manager (our “Manager”). Mr. Edens has been a principal and a member of the Management Committee of Fortress since co-founding Fortress in May 1998. Mr. Edens is responsible for the private equity and publicly traded alternative investment businesses of Fortress. He is also Chairman of the board of directors of each of Florida East Coast Railway Corp., New Media Investment Group Inc., Mapeley Limited and Nationstar Mortgage Holdings Inc., Chairman and Chief Executive Officer of Newcastle Investment Holdings LLC (the predecessor of Newcastle), and he is a director of Intrawest Resorts Holdings, Inc., Brookdale Senior Living Inc., GAGFAH S.A., Gaming and Leisure Properties Inc., Springleaf Finance Corporation, Springleaf Holdings Inc. and Springleaf Finance Inc. Mr. Edens was the Chief Executive Officer of Global Signal Inc. from February 2004 to April 2006 and Chairman of the board of directors from October 2002 to January 2007. Mr. Edens also previously served on the boards of the following publicly traded companies and registered investment companies: Penn National Gaming Inc. from October 2008 to November 2013; Gatehouse Media Inc. from June 2005 to November 2013; Aircastle Limited from August 2006 to August 2012; Rail America Inc. from November 2006 to October 2012; Crown Castle Investment Corp. (merged with Global Signal Inc.) from January 2007 to July 2007; Eurocastle Investment Limited, from August 2003 to November 2011; Fortress Brookdale Investment Fund LLC, from August 2000 (deregistered with the SEC in March 2009); Fortress Pinnacle Investment Fund, from July 2002 (deregistered with the SEC in March 2008); Fortress Investment Trust II, from July 2002 (deregistered with the SEC in January 2011); and RIC Coinvestment Fund LP, from May 2006 (deregistered with the SEC in June 2009). Prior to forming Fortress Investment Group LLC, Mr. Edens was a partner and a managing director of BlackRock Financial Management Inc., where he headed BlackRock Asset Investors, a private equity fund. In addition, Mr. Edens was formerly a partner and a managing director of Lehman Brothers. As a result of his past experiences, Mr. Edens has extensive credit, private equity finance and management expertise, as well as extensive experience as an officer and director of public companies. These factors and his other qualifications and skills, led our board of directors to conclude that Mr. Edens should serve as a director.

Kevin J. Finnerty Director since April 2013
Mr. Finnerty has been a member of our board of directors since April 2013. Mr. Finnerty has been a member of Newcastle’s board of directors and its Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of its board of directors since

August 2005. Mr. Finnerty has been a director of Newcastle Investment Holdings LLC (the predecessor of Newcastle) since its inception in 1998. Mr. Finnerty is the Founding Partner of Galton Capital Group, a residential mortgage credit fund manager. Mr. Finnerty is a former founder and the Managing Partner of F.I. Capital Management, an investment company focused on agency-mortgage related strategies. Previously, Mr. Finnerty was a Managing Director at J.P. Morgan Securities Inc., where he headed the Residential Mortgage Securities Department. Mr. Finnerty joined Chase Securities Inc. in December of 1999. Prior to joining Chase Securities Inc., Mr. Finnerty worked at Union Bank of Switzerland from November 1996 until February 1998, where he headed the Mortgage Backed Securities Department, and at Freddie Mac from January 1999 until June 1999, where he was a Senior Vice President. Between 1986 and 1996, Mr. Finnerty was with Bear Stearns & Co. Inc., where he was a Senior Managing Director and ultimately headed the MBS Department and served as a member of the board of directors from 1993 until 1996. Mr. Finnerty was Co-Chair of the North American People Committee at JPMorganChase and Chairman of the Mortgage and Asset-Backed Division of the Bond Market Association for the year 2003. Mr. Finnerty’s knowledge, skill, expertise and experience as described above, led the board of directors to conclude that Mr. Finnerty should serve as a director.

Douglas L. Jacobs Director since June 2013
Mr. Jacobs has been a member of our board of directors since June 2013. Mr. Jacobs is a director of Doral Financial Corporation, a financial services company, where he is Chairman of the Risk Policy Committee. Mr. Jacobs is a director of Clear Channel Outdoor Holding, Inc., and outdoor advertising company where he serves as Chairman of the Audit Committee and a member of the Compensation Committee. Mr. Jacobs is a director of Fortress where he serves as Chairman of the Audit Committee and a member of the Compensation Committee. Mr. Jacobs is also a director of Springleaf Finance Corporation, where he is Chairman of the Audit Committee. From November 2004 to mid-2008, Mr. Jacobs was also a director of ACA Capital Holdings, Inc., a financial guaranty company, where he was Chairman of the Audit Committee and a member of the Compensation Committee and Risk Management Committees. Mr. Jacobs was a director and Chairman of the Audit Committee for Global Signal Inc. from February 2004 until January 2007. Mr. Jacobs has also been a director of Hanover Capital Mortgage Holdings, Inc. from 2003 until 2007. From 1988 to 2003, Mr. Jacobs was at FleetBoston Financial Group, where he became an Executive Vice President and Treasurer responsible for managing the company’s funding, securitization, capital, and asset and liability management activities in addition to its securities, derivatives, and mortgage loan portfolios. Prior to joining FleetBoston, Mr. Jacobs was active in a variety of positions at Citicorp over 17 years, culminating in his role as Division Executive of the Mortgage Finance Group. Mr. Jacobs holds a B.A. from Amherst College and an M.B.A. from the Wharton School of Business at the University of

Pennsylvania. Mr. Jacobs’s finance and management expertise, experience serving on public company boards and committees led our board of directors to conclude that Mr. Jacobs should be elected to serve as a director.

David Saltzman Director since April 2013
David Saltzman has been a member of our board of directors since April 2013. Mr. Saltzman is the Executive Director of The Robin Hood Foundation since 1989. Prior to joining Robin Hood, Mr. Saltzman served as the Special Assistant to the President of the Board of Education of the City of New York for three years. Before working at the Board of Education, he ran AIDS education programs for the New York City Department of Health. Mr. Saltzman began his career in public service working with homeless families for the Human Resources Administration of the City of New York, the city’s Department of Social Services. Mr. Saltzman earned a Masters of Public Policy and Administration from Columbia University and a Bachelor’s degree from Brown University. In 2001, Mr. Saltzman was named as one of Time Magazine’s 100 Innovators. Mr. Saltzman’s knowledge, skill, expertise and experience as described above led the board of directors to conclude that Mr. Saltzman should serve as a director.

Michael Nierenberg Director since November 2013
Mr. Nierenberg has been a member of our board of directors since November 2013. Mr. Nierenberg was appointed as our Chief Executive Officer and President on November 13, 2013. Mr. Nierenberg is also a Managing Director at Fortress. Prior to becoming Chief Executive Officer of New Residential, Mr. Nierenberg served as managing director and head of Global Mortgages and Securitized Products at Bank of America Merrill Lynch, with responsibility for all sales and trading activities within the division. Mr. Nierenberg joined Bank of America Merrill Lynch in November 2008 from JP Morgan, where he was head of Global Securitized Products and a member of the management committee of the investment bank. Prior to his tenure at JP Morgan, Mr. Nierenberg held a range of senior leadership positions during fourteen years with Bear Stearns, including head of interest rate and foreign exchange trading operations, co-head of structured products and co-head of mortgage-backed securities trading. From 2006 to 2008, he was a member of Bear Stearns’s Board of Directors. Mr. Nierenberg spent seven years at Lehman Brothers prior to joining Bear Stearns and was instrumental in building the company’s adjustable rate mortgage business. Mr. Nierenberg’s knowledge, skill, expertise and experience as described above led the board of directors to conclude that Mr. Nierenberg should serve as a director.

Alan L. Tyson Director since April 2013
Mr. Tyson has been a member of our board of directors since April 2013. Mr. Tyson has been a member of Newcastle’s board of directors and a member of the Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee of Newcastle’s board of directors since November 2011. Mr. Tyson is a private investor. He retired as Managing Director of Credit Suisse in October 2011, where he worked for 18 years in the Sales and Trading area of the Fixed Income Department of the Investment Bank.

Mr. Tyson began his career at L. F. Rothschild, Unterberg Towbin and subsequently worked at Smith Barney and Lehman Brothers before joining Donaldson, Lufkin and Jenrette in 1994, which was acquired by Credit Suisse in 2000. Mr. Tyson’s knowledge, skill, expertise and experience as described above led the board of directors to conclude that Mr. Tyson should serve as a director.

Compensation of Directors
Our independent directors are paid an annual fee of $125,000, payable semi-annually. In addition, an annual fee of $10,000 is paid to the chair of the audit committee of the board of directors. Our independent directors fees may be paid by issuance of common stock, based on the value of such common stock at the date of issuance, rather than in cash, provided that any such issuance does not prevent such director from being determined to be independent and such shares are granted pursuant to a stockholder-approved plan or the issuance is otherwise exempt from NYSE listing requirements.
Each of our independent directors also received an initial one time grant of options relating to 2,000 shares of our common stock under our Nonqualified Stock Option and Incentive Award Plan at the first meeting of our board of directors attended by such director. These options will be settled in an amount of cash equal to the excess of the fair market value of a share of our common stock on the date of exercise over the fair market value on the date of grant, unless advance approval is made to settle the option in shares.
In addition, beginning on the first business day after our first annual stockholders’ meeting following December 31, 2013, and on the first business day after each such annual meeting thereafter during the term of the Nonqualified Stock Option and Incentive Award Plan, each of our independent directors will receive automatic annual awards of shares of our common stock in an amount to be determined by the compensation committee from time to time, based on the fair market value of shares of our common stock on the date of grant. For additional information on director equity compensation, see “Executive and Manager Compensation—Nonqualified Stock Option and Incentive Award Plan.”
We do not separately compensate our affiliated directors. All members of the board of directors are reimbursed for reasonable costs and expenses incurred in attending meetings of our board of directors.
Director Compensation Table for 2013

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)	Total
Kevin J. Finnerty(2)	$—	$78,125	$1,504	$79,629
Douglas L. Jacobs	$84,375	$—	$1,504	$85,879
David Saltzman	$78,125	$—	$1,504	$79,629
Alan L. Tyson(3)	$—	$78,125	$1,504	$79,629

(1)
  Pursuant to our Nonqualified Stock Option and Incentive Award Plan, each non-employee director received an initial one-time grant of options relating to 2,000 shares of our common stock, exercisable on the grant date, at the first meeting of the board of directors attended by the director. The amounts in this column reflect the grant date fair value (computed in accordance with FASB ASC Topic 718) of these options.
(2)
  In 2013, Mr. Finnerty elected to receive $78,125 of compensation for his services as a director in the form of common stock in lieu of cash.
(3)
  In 2013, Mr. Tyson elected to receive $78,125 of compensation for his services as a director in the form of common stock in lieu of cash.

Determination of Director Independence
At least a majority of the directors serving on the Board of Directors must be independent. For a director to be considered independent, our Board of Directors must determine that the director does not have any direct or indirect material relationship with the Company. The Board of Directors has established categorical standards to assist it in determining director independence, which conform to the independence requirements under the NYSE listing rules. Under the categorical standards, a director will be independent unless:
(a)
  within the preceding three years: (i) the director was employed by the Company or its manager; (ii) an immediate family member of the director was employed by the Company or its manager as an executive officer; (iii) the director or an immediate family member of the director received more than $120,000 per year in direct compensation from the Company, its manager or any controlled affiliate of its manager (other than director or committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service)); (iv) the director was employed by or affiliated with the independent registered public accounting firm of the Company or its manager; (v) an immediate family member of the director was employed by the independent registered public accounting firm of the Company or its manager as a partner, principal or manager; or (vi) an executive officer of the Company or its manager was on the compensation committee of a company which employed the director, or which employed an immediate family member of the director as an executive officer; or
(b)
  he or she is an executive officer of another company that does business with the Company and the annual sales to, or purchases from, the Company is the greater of $1 million, or two percent of such other company’s consolidated gross annual revenues.
Whether directors meet these categorical independence tests will be reviewed and will be made public annually prior to our annual meeting of stockholders. The Board of Directors may determine, in its discretion, that a director is not independent notwithstanding qualification under the categorical standards. The Board of Directors has determined that each of Messrs. Finnerty, Jacobs, Saltzman and Tyson are independent for purposes of NYSE Rule 303A and each such director has no material relationship with the Company. In making such determination, the Board of Directors took into consideration, (i) in the case of Mr. Finnerty, that Mr. Finnerty is an independent director and stockholder of Newcastle Investment Holdings LLC (the predecessor of Newcastle), an entity managed by the Company’s manager, and Mr. Finnerty received a loan in the amount of $500,000 from Mr. Edens in 2009, (ii) in the case of Mr. Jacobs, that Mr. Jacobs is a director of Fortress where he serves as Chairman of the Audit Committee and a member of the Compensation Committee and also is a director of Springleaf Finance Corporation, where he serves as Chairman of the Audit Committee and (iii) that certain directors have invested in the securities of private investment funds or companies managed by or affiliated with the Company’s manager.
Statement on Corporate Governance
We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. Our Board of Directors consists of a majority of independent directors (in accordance with the rules of the NYSE). Our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are each composed entirely of independent directors.
We have adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics, which delineate our standards for our officers and directors, and employees of our manager, an affiliate of Fortress Investment Group LLC. We make available, free of charge through a link on our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to such reports, if any, as filed with the SEC as soon as reasonably practicable after such filing. Our site also contains our Code of Business Conduct and Ethics, Code of Ethics for Principal Executive Officers and Senior Financial Officers, Corporate Governance Guidelines, and the charters of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of our Board of Directors. Our website address is www.newresi.com. You may also obtain these documents by writing the Company at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations.

As mentioned above, the Board of Directors has adopted a Code of Business Conduct and Ethics, which is available on our website, that applies to all employees of our manager who provide services to us, and each of our directors and officers, including our principal executive officer and principal financial officer. The purpose of the Code of Business Conduct and Ethics is to promote, among other things, honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in public communications and reports and documents that the Company files with, or submits to, the SEC, compliance with applicable governmental laws, rules and regulations, accountability for adherence to the code and the reporting of violations thereof.
The Company has also adopted a Code of Ethics for Principal Executive Officers and Senior Financial Officers, which is available on our website and which sets forth specific policies to guide the Company’s senior officers in the performance of their duties. This code supplements the Code of Business Conduct and Ethics described above. The Company intends to disclose any changes in or waivers from its Code of Ethics for Principal Executive Officers and Senior Financial Officers by posting such information on our website.
The Company does not have a policy to separate the roles of Chief Executive Officer and Chairman of the Board of Directors, as the Board of Directors believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Mr. Edens has served as the Chairman of the Board of Directors since April 2013. Mr. Edens’ service has allowed us to profit from his extensive knowledge of the Company and its industry. Our current Chief Executive Officer, Mr. Nierenberg, also serves as a director, a structure that permits him to focus on the management of the Company’s day-to-day operations while still fostering communication between the Company’s management and the Board of Directors. The Company does not have a lead independent director.
Board and Committee Meetings
During the year ended December 31, 2013, our Board of Directors held 13 meetings. No director (other than Mr. Edens and Mr. Saltzman) attended fewer than 75 percent of all meetings of our Board of Directors (or, in the case of Mr. Nierenberg, the meetings held after the date of his appointment) and the committees on which such director served. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. During 2013, the Audit Committee met 4 times, the Compensation Committee met 1 time and the Nominating and Corporate Governance Committee met 1 time. Although director attendance at the Company’s annual meeting each year is encouraged, the Company does not have an attendance policy.
Audit Committee.    Our Board of Directors has a standing Audit Committee composed entirely of independent directors. The current members of the Audit Committee are Messrs. Finnerty, Jacobs (Chairman) and Tyson, each of whom has been determined by our Board of Directors to be independent in accordance with the rules of the New York Stock Exchange and the SEC’s audit committee independence standards. The purpose of the Audit Committee is to provide assistance to the board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including, without limitation, assisting the board’s oversight of (a) the integrity of the Company’s financial statements; (b) the Company’s compliance with legal and regulatory requirements; (c) the Company’s independent registered public accounting firm’s qualifications and independence; and (d) the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function. The Audit Committee is also responsible for appointing the Company’s independent registered public accounting firm and approving the terms of the registered public accounting firm’s services. The Audit Committee operates pursuant to a charter, which is available on our website, www.newresi.com. You may also obtain the charter by writing the Company at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations.
The Board of Directors has determined that Mr. Douglas Jacobs qualifies as an ‘‘Audit Committee Financial Expert” as defined by the rules of the SEC. As noted above, our Board of Directors has determined that Mr. Jacobs is independent under NYSE and SEC standards. Our Board of Directors also determined that Mr. Jacobs’ simultaneous service on the audit committee of three other public companies will not impair his ability to effectively serve on our Audit Committee.

The Company’s risk management is overseen by the Chief Executive Officer, who receives reports directly from other officers and individuals who perform services for the Company. Material risks are identified and prioritized by management, and material risks are periodically discussed with the Board of Directors. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity and operations, including risks and contingencies associated with each area. In addition to the formal compliance program, the Board of Directors encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.
Compensation Committee.    The members of the Compensation Committee are Messrs. Finnerty, Saltzman and Tyson (Chairman), each of whom has been determined by our Board of Directors to be independent in accordance with the rules of the New York Stock Exchange. The Compensation Committee is responsible for overseeing the annual review of the management agreement (the “Management Agreement”) with the Company’s manager, administering and approving the grant of awards under any incentive compensation plan, including any equity-based plan, of the Company and making recommendations to the Board of Directors regarding director compensation. The charter of the Compensation Committee is available on our website, at www.newresi.com. You may also obtain the charter by writing the Company at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations.
During 2013, the Company did not pay any cash compensation to its executive officers. There were two option grants, aggregating 8,050,000 options made to an affiliate of our manager during the fiscal year ended December 31, 2013.
Each member of the Compensation Committee is a “non-employee director” as defined under Rule 16b-3 of the Exchange Act and is also an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, as well as being an independent director under the New York Stock Exchange listing standards and other applicable laws, rules and regulations.
Nominating and Corporate Governance Committee.    Our Board of Directors has a standing Nominating and Corporate Governance Committee composed entirely of independent directors. The current members of the Nominating and Corporate Governance Committee are Messrs. Finnerty (Chairman), Jacobs and Tyson, each of whom has been determined by our Board of Directors to be an independent director in accordance with the rules of the New York Stock Exchange. The functions of the Nominating and Corporate Governance Committee include, without limitation, the following: (a) recommending to the board individuals qualified to serve as directors of the Company and on committees of the board; (b) advising the board with respect to board composition, procedures and committees; (c) advising the board with respect to the corporate governance principles applicable to the Company; and (d) overseeing the evaluation of the board. The charter of the Nominating and Corporate Governance Committee is available on our website, at www.newresi.com. You may also obtain the charter by writing the Company at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations.
The Nominating and Corporate Governance Committee, as required by the Company’s Bylaws, will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate and may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.
The Company’s Bylaws provide certain procedures that a stockholder must follow to nominate persons for election to the Board of Directors. Nominations for director at an annual stockholder meeting must be submitted in writing to the Company’s Secretary at New Residential Investment Corp., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105. The Secretary must receive the notice of a stockholder’s intention to introduce a nomination at an annual stockholders meeting (together with certain required information set forth in the Company’s Bylaws) not less than 90 days nor more than 120 days prior to the one-year anniversary of the immediately preceding annual meeting of stockholders; or in the event that the date of the annual meeting of stockholders is advanced or delayed by more than 25 days of such anniversary date, for a nomination by the stockholders to be timely, it must be received not later than the close of business on the 10th day after the earlier of the mailing of the notice of the annual meeting of stockholders or the day on which public announcement of the date of such meeting is first made by the Company. The Secretary must receive the notice of a stockholder’s intention to introduce a nomination at a special stockholders meeting for the purpose of electing directors (together with certain required information set forth in the Company’s Bylaws) not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.
The Nominating and Corporate Governance Committee believes that the qualifications for serving as a director of the Company are, taking into account such person’s familiarity with the Company, possession of such knowledge, experience, skills, expertise, integrity and diversity as would enhance the board’s ability to manage and direct the affairs and business of the Company, including, when applicable, the ability of committees of the board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE rule.
In addition to considering a director-candidate’s background and accomplishments, the process for identifying and evaluating all nominees includes a review of the current composition of the Board of Directors and the evolving needs of our business. The Nominating and Corporate Governance Committee will identify potential nominees by asking current directors and executive officers to notify the Committee if they become aware of suitable candidates. The Nominating and Corporate Governance Committee also may, from time to time, engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders. Our evaluation of nominees does not necessarily vary depending on whether or not the nominee was nominated by a stockholder. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. We do not have a formal policy with regard to the consideration of diversity in identifying director-nominees, but the Nominating and Corporate Governance Committee strives to nominate individuals with a variety of complementary skills. The Nominating and Corporate Governance Committee assesses its achievement of diversity through the review of the Board’s composition as part of the Board’s annual self-assessment process.
Stockholder Communications with Directors
The Company provides the opportunity for stockholders and interested parties to communicate with our directors. You can contact our Board of Directors to provide comments, to report concerns, or to ask a question, at the following address.
Write to New Residential’s Board of Directors:
New Residential Investment Corp.
Investor Relations
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
Stockholders can contact the non-management directors (including the director who presides over the executive sessions of non-management directors, or the non-management directors as a group, or the Audit Committee as a group) at the address above or at the following email address: ir@newresi.com.
All communications received as set forth in the preceding paragraph will be opened by the Legal and Compliance Departments of our manager, for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, sufficient copies of the contents will be made for each director who is a member of the group or committee to which the envelope or e-mail is addressed. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

REPORT OF THE AUDIT COMMITTEE
In accordance with and to the extent permitted by the rules of the SEC, the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of the Company’s future filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be “soliciting material” or to be “filed” under the Exchange Act or the Securities Act of 1933, as amended.
We operate under a written charter approved by the Board of Directors, consistent with the corporate governance rules issued by the SEC and the NYSE. Our charter is available on the Company’s website at www.newresi.com. The members of the Audit Committee hold executive sessions during the course of the year.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate in accordance with generally accepted accounting principles. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles.
The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s internal controls over financial reporting, including a review of management’s and the independent registered public accounting firm’s assessments of and reports on the effectiveness of internal controls over financial reporting and any significant deficiencies or material weaknesses.
The Audit Committee has reviewed and discussed with management the audited financial statements in the annual report to stockholders.
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”), other standards of the PCAOB, rules of the SEC and other applicable regulations, including the auditor’s judgment as to the quality, not just the acceptability, of the accounting principles, the consistency of their application and the clarity and completeness of the audited financial statements.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, as modified or supplemented, and has discussed with the independent registered public accounting firm their independence.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors agreed) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2013, for filing with the SEC. The Audit Committee and the Board of Directors also have recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm for fiscal year 2014.
The Audit Committee
Kevin J. Finnerty
Douglas L. Jacobs
Alan L. Tyson
Executive Sessions of Non-Management Directors
Executive sessions of the non-management directors occur during the course of the year. “Non-management directors” include all directors who are not officers of the Company or employees of the Company’s manager. The non-management director presiding at those sessions will rotate from meeting to meeting among the chair of each of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee, to the extent the director is present at the executive session.

EXECUTIVE OFFICERS
The following table shows the names and ages of our executive officers and the positions held by each individual. A description of the business experience of each for at least the past five years follows the table.

Name	Age	Position
Michael Nierenberg	51	Chief Executive Officer and President
Susan Givens	37	Chief Financial Officer and Treasurer
Jonathan R. Brown	47	Chief Accounting Officer
Cameron D. MacDougall	37	Secretary

Michael Nierenberg is the Chief Executive Officer and President of New Residential. For information regarding Mr. Nierenberg, see above.
Susan Givens is the Chief Financial Officer and Treasurer of New Residential. Prior to becoming the Chief Financial Officer of New Residential, Ms. Givens served as a Managing Director in Fortress’s Private Equity group, where she was responsible for equity capital markets transactions in the Private Equity Business. Prior to joining Fortress in 2006, she worked in private equity at Seaport Capital from 2002 to 2004 and in investment banking at Deutsche Bank from 1999 to 2002.
Jonathan R. Brown is the Chief Accounting Officer of New Residential. He joined Fortress in 1999 and is its Chief Accounting Officer and a managing director. Prior to joining Fortress, Mr. Brown was the controller of Wellsford Real Properties Inc., a real estate merchant banking firm, from 1997 to 1999 and of Wellsford Residential Property Trust, a real estate investment trust, from 1994 to 1997. From 1988 to 1994, he was with Kenneth Leventhal & Co., a public accounting firm which later merged with Ernst & Young LLP, leaving as a manager focused on real estate and related financial products.
Cameron D. MacDougall is the Secretary of New Residential. Mr. MacDougall is a managing director at Fortress. He joined Fortress in February 2007. Prior to joining Fortress, Mr. MacDougall was an associate at Sullivan & Cromwell LLP from 2006 to 2007. Prior to that, Mr. MacDougall was an associate at Cravath, Swaine & Moore LLP from 2001 to 2006. At both firms, Mr. MacDougall’s practice focused on a broad array of capital markets and corporate governance matters. He is a member of the Board of Directors of Mapeley Limited, a UK commercial real estate company, and Shanghai Starcastle Senior Living Services Ltd, a Sino-foreign joint venture company formed in Shanghai, China to engage in senior living residential and eldercare services.

EXECUTIVE AND MANAGER COMPENSATION
Compensation Discussion and Analysis
Each of our officers is an employee of our Manager or an affiliate of our Manager. Because our Management Agreement provides that our Manager is responsible for managing our affairs, our officers do not receive cash compensation from us for serving as our officers. Our officers, in their capacities as officers or personnel of our Manager or its affiliates, devote such portion of their time to our affairs as is necessary to enable us to operate our business.
Our Manager is not able to segregate and identify any portion of the compensation that it awards to our officers as relating solely to service performed for us, because the services performed by our officers are not performed exclusively for us. Please refer to the section entitled “Certain Relationships and Related Transactions—Transactions with Related Persons—Management Agreement” for a description of the terms of the Management Agreement.
Grants of Plan-Based Awards in 2013
All options granted to our officers in 2013 were granted in connection with our separation from Newcastle, as described below in the section entitled “Equitable Adjustment of Options.” We did not incur any expense under FASB ASC Topic 718 in respect of the grant of these options. No additional options were granted to our officers in 2013 following the separation date. All of the options granted to our officers in 2013 are listed below in the “Outstanding Option Awards as of December 31, 2013” table.
Outstanding Option Awards as of December 31, 2013
The table below sets forth the outstanding option awards that were granted to our officers in 2013, each of which was held by the officer as of December 31, 2013.

Name	Number of Securities Underlying Exercisable Options (#)	Number of Securities Underlying Not-Yet Exercisable Options (#)(1)	Option Exercise Price ($)	Option Expiration Date(2)
Michael Nierenberg	—	—	—	N/A

Susan Givens	9,333	4,667	3.41	4/3/2022
	11,083	6,417	3.67	5/21/2022
	10,483	8,017	3.67	7/31/2022

Jonathan R. Brown	3,300	—	14.17	1/9/2014
	3,450	—	13.86	5/25/2014
	1,625	—	16.95	11/22/2014
	3,300	—	15.97	1/12/2015
	1,700	—	15.87	11/1/2016
	2,420	—	16.90	1/23/2017
	4,560	—	14.96	4/11/2017

Cameron D. MacDougall	18,667	9,333	3.41	4/3/2022
	22,167	12,833	3.67	5/21/2022
	20,996	16,034	3.67	7/31/2022

(1)
  The options will be exercisable as to 1/30 of the shares subject to the option on the first day of each of the 30 calendar months following the first month after the date of the grant.
(2)
  Represents the expiration date of the option held by FOE I that is the basis for the Tandem Option held by the officer. In general, the expiration date of the Tandem Awards occurs prior to the expiration date of the underlying option.

Nonqualified Stock Option and Incentive Award Plan
We have adopted a Nonqualified Stock Option and Incentive Award Plan which became effective on May 15, 2013 (the “Plan”). The Plan is intended to facilitate the use of long-term equity-based awards and incentives for the benefit of the service providers to us and our Manager. A summary of the Plan is set forth below.
The Plan is administered by our board of directors, which has appointed our compensation committee (the “Committee”) to administer the Plan. As the administrator of the Plan, the Committee has the authority to grant awards under the Plan and to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it deems advisable for the administration of the Plan. The Committee also has the authority to interpret the terms and provisions of the Plan, any award issued under the plan and any award agreements relating thereto, and to otherwise supervise the administration of the Plan. In particular, the Committee has the authority to determine the terms and conditions of awards under the Plan, including, without limitation, the exercise price, the number of shares of our common stock subject to awards, the term of the awards and the vesting schedule applicable to awards, and to waive or amend the terms and conditions of outstanding awards. All decisions made by the Committee pursuant to the provisions of the Plan are final, conclusive and binding on all persons.
The terms of the Plan provide for the grant of stock options that are not intended to qualify as “incentive stock options” under Section 422 of the Code, SARs, restricted stock, performance awards, tandem awards and other stock-based and non-stock based awards, in each case to our Manager, to the employees, officers, directors, consultants, service providers or advisors of our Manager who perform services for us, to our employees, officers, directors, consultants, service providers or advisors, and to such other persons who the Committee selects to be participants in the Plan. Such awards may be granted singularly, in tandem, or in combination with each of the other awards.
We reserved 30,000,000 shares of our common stock for issuance under the Plan. On the first day of each fiscal year beginning during the ten-year term of the Plan and in and after calendar year 2014, that number will be increased by a number of shares of our common stock equal to 10% of the number of shares of our common stock newly issued by us during the immediately preceding fiscal year (and, in the case of fiscal year 2013, after the effective date of the Plan). The shares of our common stock which may be issued pursuant to an award under the Plan may be treasury stock, authorized but unissued stock or stock acquired on the open market to satisfy the requirements of the Plan. Awards may consist of any combination of such stock, or, at our election cash. The aggregate number of shares of our common stock that may be granted during any calendar year to any participant who is a “covered employee” for purposes of Section 162(m) of the Code during such calendar year may not be greater than 30,000,000. If any shares of our common stock subject to an award are forfeited, cancelled, exchanged or surrendered or if an award otherwise terminates or expires without a distribution of shares to the participant, such shares will again be available for grants under the Plan. The grant of a tandem award will not reduce the number of shares of our common stock reserved and available for issuance under the Plan.
Upon the occurrence of any event which affects the shares of our common stock in such a way that an adjustment of outstanding awards is appropriate to prevent the dilution or enlargement of rights under the awards, the Committee will make appropriate equitable adjustments. The Committee may also provide for other substitutions or adjustments in its sole discretion, including, without limitation, the cancellation of any outstanding award and payment in cash or other property in exchange thereof, equal to the excess, if any, of the fair market value of the shares or other property subject to the award over the exercise price, if any.
We anticipate that we will grant our Manager options in connection with our equity offerings as compensation for our Manager’s role in raising capital for us. In the event that we offer shares of our common stock to the public, we intend to simultaneously grant to our Manager or an affiliate of our Manager a number of options equal to up to 10% of the aggregate number of shares being issued in such offering at an exercise price per share equal to the offering price per share, as determined by the Committee. The main purpose of these options is to provide transaction-specific compensation to the Manager, in a form that aligns our Manager’s interests with those of our stockholders, for the valuable services it provides in raising capital for us to invest through equity offerings. In addition, the plan enables the Manager to incentivize its employees who render services to us by making tandem equity awards to them and thus also aligning their interests with those of our stockholders. We are granting our Manager and its affiliates shares in connection with this offering. In each case, the Plan provides that such options will be fully vested as of the date of grant and exercisable as to 1/30 of the shares subject to the option on the first day of each of the 30 calendar months following the date of the grant. Options granted to our Manager are contractually required to be settled in an amount of cash equal to the excess of the fair market value of a share on the date of exercise over the exercise price per share, unless a majority of the independent members of the Board determines to settle the option in shares. If the option is settled in shares, the independent members of the Board will determine whether the exercise price will be payable in cash, by withholding from shares of our common stock otherwise issuable upon exercise of such option or through another method permitted under the plan.
In addition, the Committee has the authority to grant such other awards to our Manager as it deems advisable, provided that no such award may be granted to our Manager in connection with any issuance by us of equity securities in excess of 10% of the maximum number of equity securities then being issued. Our board of directors may also determine to issue options to the Manager that are not subject to the Plan, provided that the number of shares underlying any options granted to the Manager in connection with capital raising efforts would not exceed 10% of the shares sold in such offering and would be subject to NYSE rules.
Each of the Committee and our Manager also has the authority under the terms of the Plan to direct awards of tandem options (“Tandem Awards”) to employees of our Manager who act as officers or perform other services for us that correspond on a one-to-one basis with the options granted to our Manager, such that exercise by such employee of the Tandem Awards would result in the corresponding options held by our Manager being cancelled. As a condition to the grant of Tandem Awards, our Manager is required to agree that so long as such Tandem Awards remain outstanding, our Manager will not exercise any options under any designated Manager options that relate to the options outstanding under such Tandem Awards. If any Tandem Awards are forfeited, expire or are cancelled without being exercised, the related options under the designated Manager options will again become exercisable in accordance with their terms. The terms and conditions of any Tandem Awards (e.g., the per-share exercise price, the schedule of vesting, exercisability and delivery, etc.) will be determined by the Committee or the Manager, as the case may be, in its sole discretion and must be included in an award agreement, provided, that the term of such Tandem Awards may not be greater than the term of the designated Manager options to which they relate. Tandem Awards are contractually required to be settled in an amount of cash equal to the excess of the fair market value of a share on the date of exercise over the exercise price per share, unless one of our authorized officers determines to settle the award in shares. We have historically not settled at Tandem Awards in cash. If the Tandem Award is settled in shares, the authorized officer will determine whether the exercise price will be payable in cash, by withholding from shares of our common stock otherwise issuable upon exercise of such award or through another method permitted under the plan.
All options granted to our Manager will become fully vested and exercisable upon a “change of control” (as defined in the Plan) or a termination of the Manager’s services to us for any reason, and any Tandem Awards will be governed by the terms and condition set forth in the applicable award agreements, as determined by the Committee or the Manager, as the case may be.
As a general matter, the Plan provides that the Committee has the power to determine at what time or times each option may be exercised and, subject to the provisions of the Plan, the period of time, if any, after death, disability or other termination of employment during which options may be exercised. Options may become vested and exercisable in installments, and the exercisability of options may be accelerated by the Committee. To the extent permitted by applicable law, we may make loans available to the optionee in connection with the exercise of stock options. Such loans must be evidenced by the delivery of a promissory note and will bear interest and be subject to such other terms and conditions (including, without limitation, the execution by the optionee of a pledge agreement) as the Committee may determine. In any event, such loan amount may not exceed the sum of (x) the exercise price less the par value of the shares of our common stock subject to such option then being exercised plus (y) any federal, state or local income taxes attributable to such exercise.

The Committee may also grant SARs in tandem with all or part of, or completely independent of, a grant of options or any other award under the Plan. A SAR issued in tandem with an option may be granted at the time of grant of the related option or at any time during the term of such option. The amount payable in cash and/or shares of our common stock with respect to each SAR will be equal in value to a percentage (including up to 100%) of the amount by which the fair market value per share of our common stock on the exercise date exceeds the fair market value per share of our common stock on the date of grant of the SAR. The applicable percentage will be established by the Committee. The award agreement under which the SAR is granted may state whether the amount payable is to be paid wholly in cash, wholly in shares of our common stock or in any combination of the foregoing, and if the award agreement does not state the manner of payment, the Committee will determine such manner of payment at the time of payment. The amount payable in shares of our common stock, if any, is determined with reference to the fair market value per share of our common stock on the date of exercise.
SARs issued in tandem with options shall be exercisable only to the extent that the options to which they relate are exercisable. Upon exercise of the tandem SAR, and to the extent of such exercise, the participant’s underlying option shall automatically terminate. Similarly, upon the exercise of the tandem option, and to the extent of such exercise, the participant’s related SAR will automatically terminate.
The Committee may also grant restricted stock, performance awards, and other stock and non-stock-based awards under the Plan. These awards will be subject to such conditions and restrictions as the Committee may determine, which may include, without limitation, the achievement of certain performance goals or continued employment with us through a specific period.
The Plan provides for automatic annual awards of shares of our common stock to our non-officer or non-employee directors, in any case in an amount to be determined by the Committee from time to time, based on the fair market value of shares of our common stock on the date of grant. Such automatic annual awards, which will be fully vested on the date of grant, will begin on the first business day after our first annual stockholders’ meeting following December 31, 2013, and will continue to be made on the first business day after each such annual meeting thereafter during the term of the Plan. In addition, each new non-officer or non-employee member of our board of directors will be granted an initial one-time grant of an option relating to shares of our common stock upon the date of the first meeting of our board of directors attended by such director. Such initial option grant, which will be fully vested on the date of grant, will have an exercise price equal to the fair market value of the underlying shares of our common stock on the date of grant.
Equitable Adjustment of Options
In connection with our separation from Newcastle, each Newcastle option held by our Manager or by the directors, officers, employees, service providers, consultants and advisors of our Manager at the date of the distribution of our common stock to Newcastle’s stockholders was converted into an adjusted Newcastle option as well as a new New Residential option. On May 15, 2013, we issued a total of 21,457,275 options. The exercise price of each adjusted Newcastle option and New Residential option was set to collectively maintain the intrinsic value of the Newcastle option immediately prior to the distribution and to maintain the ratio of the exercise price of the adjusted Newcastle option and the New Residential option, respectively, to the fair market value of the underlying shares at the time the distribution was made. The terms and conditions applicable to each such New Residential option was substantially similar to the terms and condition otherwise applicable to the Newcastle option as of the date of distribution. The grant of such New Residential options did not reduce the number of shares of our common stock otherwise available for issuance under the Plan. These options are contractually required to be settled in an amount of cash equal to the excess of the fair market value of a share on the date of exercise over the exercise price per share, unless advance approval is made to settle the option in shares.

Potential Payments upon Termination or Change of Control
All options granted to our Manager will become fully vested and exercisable upon a “change of control” (as defined in the Nonqualified Stock Option and Incentive Award Plan). All Tandem Options will become fully vested and exercisable if the holder’s employment with the Manager or an affiliate of the Manager is terminated without cause within 12 months following a change of control. However, no optionholder will be entitled to receive any payment or other items of value upon a change of control. The estimated fair value of the option awards held by our Manager as of December 31, 2013 that would have been accelerated had a change in control occurred on December 31, 2013 is approximately $47.6 million.
Risk Management
Our officers receive compensation from our Manager based on their services both to us and to other entities, making their compensation unlikely to promote unreasonable risk-taking in the management of our business. Additionally, we expect to grant options to our Manager in connection with equity offerings to align our Manager’s interests with shares of our stockholders while avoiding an emphasis purely on equity compensation. Based on the assessment of these factors, we have concluded that we have a balanced compensation program that does not promote excessive risk-taking.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the 2013 Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management.
Based on this review and their discussions, the Compensation Committee has recommended to the Board of Directors that the 2013 Compensation Discussion and Analysis be included in the Proxy Statement for the 2014 Annual Meeting of Stockholders to be filed with the SEC.
The Compensation Committee
Kevin J. Finnerty
David Saltzman
Alan L. Tyson
Compensation Committee Interlocks and Insider Participation
None.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
Listed in the following table is certain information with respect to the beneficial ownership of shares of our Common Stock as of April 2, 2014 by each person known by us to be the beneficial owner of more than five percent of our Common Stock, and by each of our directors, director nominees and executive officers, both individually and as a group.
For purposes of this Proxy Statement, a “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:
(i)
  voting power, which includes the power to vote, or to direct the voting of, shares of our Common Stock; and/or
(ii)
  investment power, which includes the power to dispose of, or to direct the disposition of, shares of our Common Stock.
A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class(2)
BlackRock, Inc.(3)	15,106,774	6.0%
Leon G. Cooperman(4)	15,254,965	6.0%
Wesley R. Edens(5)(7)	14,672,739	5.5%
Kevin J. Finnerty(6)	324,680	*
Douglas Jacobs(6)	2,000	*
David Saltzman(6)	2,000	*
Alan L. Tyson(6)	60,300	*
Michael Nierenberg(6)	836,214	*
Susan Givens(6)	138,400	*
Jonathan R. Brown(6)	17,055	*
Cameron D. MacDougall(6)	179,300	*
All directors, nominees and executive officers as a group	16,232,688	6.1%

* Denotes less than 1%.
(1)
  The address of all officers and directors listed above are in the care of Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.
(2)
  Percentages shown assume the exercise by such persons of all options to acquire shares of our Common Stock that are exercisable within 60 days of April 2, 2014, and no exercise by any other person.
(3)
  Sole voting power in respect of 14,310,755 shares and sole dispositive power in respect of 15,106,774 shares, as stated in a Schedule 13G filed with the SEC on January 30, 2014. BlackRock, Inc.’s address is 40 East 52nd Street, New York, NY 10022.
(4)
  Sole voting power in respect of 11,628,721 shares; shared voting power in respect of 3,626,244 shares; sole dispositive power in respect of 11,628,721 shares; and shared dispositive power in respect of 3,626,244 shares, as stated in a Schedule 13G filed with the SEC on February 10, 2014. Leon G. Cooperman’s address is 11431 W. Palmetto Park Road, Boca Raton, FL 33428.
(5)
  Includes 1,983,215 shares held by Mr. Edens, 1,037,091 shares held by FOE I and 11,652,433 shares issuable upon the exercise of options held by FOE I. Mr. Edens disclaims beneficial ownership of the shares held by FOE I and of the shares issuable upon the exercise of options held by FOE I except, in each case, to the extent of his pecuniary interest therein. Does not include 100,000 shares held by a charitable trust of which Mr. Edens’s spouse is sole trustee and in respect of which Mr. Edens disclaims beneficial ownership and does not include 100,000 shares held by a charitable trust of which Mr. Edens is trustee in respect of which Mr. Edens disclaims beneficial ownership.
(6)
  Includes with respect to each of these individuals the following number of shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 2, 2014: Finnerty—4,000; Jacobs—2,000; Saltzman—2,000; Tyson—4,000; Nierenberg—835,714; Givens—138,400; Brown—17,055 and MacDougall—179,300.
(7)
  Mr. Edens, as a beneficial owner of FOE I, may be considered to have, together with the other beneficial owners of FOE I, shared voting and investment power with respect to the shares held by FOE I and the shares issuable upon the exercise of options held by FOE I.
Section 16(a) of Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires directors, executive officers and persons beneficially owning more than ten percent of a registered class of a company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the NYSE.
To our knowledge, based solely on review of the copies of such reports furnished to us during the year ended December 31, 2013, all reports required to be filed by our directors, executive officers and greater-than-ten-percent owners were timely filed in compliance with the Section 16(a) filing requirements other than one Form 4 reporting one transaction for Mr. Jacobs, one Form 4 reporting one transaction for Mr. Finnerty, one Form 4 reporting one transaction for Mr. Saltzman and two Forms 4 reporting three transactions for Mr. Tyson, which were filed late.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review of Transactions with Related Persons
Our board of directors has adopted a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person is required to promptly disclose to the legal department of our Manager any proposed related person transaction and all material facts about the proposed transaction. The legal department would then assess and promptly communicate that information to our independent directors. Based on their consideration of all of the relevant facts and circumstances, our independent directors will decide whether or not to approve such transaction and will generally approve only those transactions that are in, or are not inconsistent with, our best interests, as determined by at least a majority of the independent directors acting with ordinary care and in good faith. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to our independent directors, who will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.
Transactions with Related Persons
Below is a description of transactions since the beginning of our last fiscal year in which we were a participant and the amount involved exceeds $120,000, and in which any related person (as defined by SEC rules) had a direct or indirect material interest.
Management Agreement
General. We are externally managed by FIG LLC, a Delaware limited liability company, which we refer to as our Manager, pursuant to the terms of the Management Agreement. Our Manager also manages Newcastle and is an affiliate of Fortress. The Chairman of our Board of Directors, Mr. Edens, also serves as Co-Chairman of Fortress and as an officer of our Manager. As of April 9, 2014, Mr. Edens owned a 14.7% voting stake in Fortress.
We do not have any employees. Our officers and the other individuals who execute our business strategy are employees of our Manager or its affiliates. These individuals are not required to exclusively dedicate their services to us and provide services for other entities affiliated with our Manager, including, but not limited to, Newcastle. For example, we have some of the same officers as Newcastle.
The day-to-day management of our operations is carried out by our Manager pursuant to an Amended and Restated Management and Advisory Agreement (the “Management Agreement”) dated August 1, 2013. Our Management Agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. There is no limit on the amount our Manager may invest on our behalf without seeking the approval of our board of directors.
Our Manager is responsible for, among other things, (i) the purchase and sale of our investments, (ii) the financing of our investments, and (iii) investment advisory services. Our Manager is responsible for our day-today operations and performs (or causes to be performed) such services and activities relating to our assets and operations as may be appropriate, which includes, without limitation, the following:
(i)
  serving as our consultant with respect to the periodic review of the investment criteria and parameters for investments, borrowings and operations, any modifications to which shall be approved by a majority of our independent directors, and other policies for approval by our board of directors;
(ii)
  investigating, analyzing, valuing and selecting possible investment opportunities;

(iii)
  with respect to our prospective investments and dispositions of investments, conducting negotiations with real estate brokers, sellers and purchasers and their respective agents and representatives, investment bankers and owners of privately and publicly held real estate companies;
(iv)
  engaging and supervising, on our behalf and at our expense, independent contractors which provide real estate brokerage, investment banking, leasing services, mortgage servicing, mortgage brokerage, securities brokerage and other financial services and such other services as may be required relating to the investments;
(v)
  negotiating on our behalf for the sale, exchange or other disposition of any investments;
(vi)
  coordinating and managing operations of any of our joint venture or co-investment interests and conducting all matters with respect to those joint ventures or co-investments;
(vii)
  coordinating and supervising, on our behalf and at our expense, all property matters, leasing agents and developers for the administration, leasing, management and/or development of any of our investments;
(viii)
  providing executive and administrative personnel, office space and office services required in rendering services to us;
(ix)
  administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our Manager and our board of directors, including, without limitation, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;
(x)
  communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;
(xi)
  counseling us in connection with policy decisions to be made by our board of directors;
(xii)
  evaluating and recommending to our board of directors modifications to our hedging strategies and engaging in hedging activities on our behalf, consistent with our status as a REIT and with our investment guidelines;
(xiii)
  counseling us regarding the maintenance of our status as a REIT and monitoring compliance with the various REIT qualifications and other rules set out in the Code and Treasury Regulations thereunder;
(xiv)
  counseling us regarding the maintenance of our exemption from the 1940 Act and monitoring compliance with the requirements for maintaining such an exemption;
(xv)
  assisting us in developing criteria that are specifically tailored to our investment objectives and making available to us its knowledge and experience with respect to our target assets;
(xvi)
  representing and making recommendations to us in connection with the purchase and finance, and commitment to purchase and finance, of our target assets, and in connection with the sale and commitment to sell such assets;
(xvii)
  monitoring the operating performance of our investments and providing periodic reports with respect thereto to our board of directors, including comparative information with respect to such operating performance, valuation and budgeted or projected operating results;
(xviii)
  investing and re-investing any of our moneys and securities (including investing in short-term investments pending investment, payment of fees; costs and expenses; or payments of dividends or distributions to our stockholders and partners) and advising us as to our capital structure and capital raising;

(xix)
  causing us to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Code applicable to REIT and to conduct quarterly compliance reviews with respect thereto;
(xx)
  causing us to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;
(xxi)
  assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents required under the Exchange Act;
(xxii)
  taking all necessary actions to enable us to make required tax filings and reports, including soliciting stockholders for required information to the extent provided by the provisions of the Code applicable to REITs;
(xxiii)
  handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by our board of directors;
(xxiv)
  using commercially reasonable efforts to cause expenses incurred by us or on our behalf to be reasonable or customary and within any budgeted parameters or expense guidelines set by our board of directors from time to time;
(xxv)
  performing such other services as may be required from time to time for management and other activities relating to our investments as our board of directors shall reasonably request or our Manager shall deem appropriate under the particular circumstances; and
(xxvi)
  using commercially reasonable efforts to cause us to comply with all applicable laws.
Indemnification. Pursuant to our Management Agreement, our Manager does not assume any responsibility other than to render the services called for thereunder in good faith and is not responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager, its members, managers, officers and employees is not liable to us or any of our subsidiaries, to our board of directors, or any subsidiary’s stockholders or partners for any acts or omissions by our Manager, its members, managers, officers or employees, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of our Manager’s duties under our Management Agreement. To the full extent lawful, we are required to reimburse, indemnify and hold our Manager, its members, managers, officers and employees and each other person, if any, controlling our Manager, harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from any acts or omissions of an indemnified party made in good faith in the performance of our Manager’s duties under our Management Agreement and not constituting such indemnified party’s bad faith, willful misconduct, gross negligence or reckless disregard of our Manager’s duties under our Management Agreement.
Our Manager, to the full extent lawful, reimburses indemnifies and holds us, our stockholders, directors, officers and employees and each other person, if any, controlling us, harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from our Manager’s bad faith, willful misconduct, gross negligence or reckless disregard of its duties under our Management Agreement. Our Manager carries errors and omissions and other customary insurance.
Management Team. Pursuant to the terms of our Management Agreement, our Manager provides us with a management team, including a chief executive officer, chief financial officer and chief accounting officer, to provide the management services to be provided by our Manager to us. The members of our management team devote such of their time to the management of us as our board of directors reasonably deems necessary and appropriate, commensurate with our level of activity from time to time.

Assignment. Our Manager may generally only assign our Management Agreement with the written approval of a majority of our independent directors; provided, however, that our Manager may assign our Management Agreement to an entity whose day-to-day business and operations are managed and supervised by Messrs. Wesley R. Edens and Randal A. Nardone (collectively, the “Principals”), provided, further, that such transaction is determined at the time not to be an “assignment” for purposes of Section 205 of the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated under such act and the interpretations thereof issued by the SEC. We may not assign our Management Agreement without the prior written consent of our Manager, except in the case of an assignment to another REIT or other organization which is our successor, in which case such successor organization shall be bound under our Management Agreement and by the terms of such assignment in the same manner as we are bound under our Management Agreement.
Term; Termination. The initial term of our Management Agreement expires on May 15, 2014, and the Management Agreement will be renewed automatically each year for an additional one-year period unless (i) a majority consisting of at least two-thirds of our independent directors or a simple majority of the holders of outstanding shares of our common stock, agree that there has been unsatisfactory performance that is materially detrimental to us or (ii) a simple majority of our independent directors agree that the management fee payable to our Manager is unfair; provided, that we shall not have the right to terminate our Management Agreement under clause (ii) foregoing if the Manager agrees to continue to provide the services under the Management Agreement at a fee that our independent directors have determined to be fair.
If we elect not to renew our Management Agreement at the expiration of the original term or any such one-year extension term as set forth above, our Manager will be provided with 60 days’ prior notice of any such termination. In the event of such termination, we would be required to pay the termination fee described below.
We may also terminate our Management Agreement at any time for cause effective upon sixty (60) days prior written notice of termination from us to our Manager, in which case no termination fee would be due, for the following reasons:
•
  the willful violation of the Management Agreement by the Manager in its corporate capacity (as distinguished from the acts of any employees of the Manager which are taken without the complicity of any of the Manager’s management) under the Management Agreement;
•
  our Manager’s fraud, misappropriation of funds, or embezzlement against us; and
•
  our Manager’s gross negligence of duties under our Management Agreement.
In addition, our Manager may terminate our Management Agreement effective upon sixty (60) days prior written notice of termination to us in the event that we default in the performance or observance of any material term, condition or covenant contained in our Management Agreement and such default continues for a period of thirty (30) days after written notice thereof specifying such default and requesting that the same be remedied in such 30 day period.
If our Management Agreement is terminated by our Manager upon our breach, we would be required to pay our Manager the termination fee described below.
Management Fee. We pay our Manager an annual management fee equal to 1.5% of our gross equity. Gross equity is generally the equity that was transferred to us by Newcastle on the distribution date, plus total net proceeds from stock offerings, plus certain capital contributions to subsidiaries, less capital distributions and repurchases of common stock.
Our Manager computes each installment of the management fee within 15 days after the end of the calendar month with respect to which such installment is payable.
Incentive Compensation. Our Manager is entitled to receive annual incentive compensation on a cumulative, but not compounding basis, in an amount equal to the product of (A) 25% of the dollar amount by which (1)(a) the funds from operations before the incentive compensation, excluding funds from operations from investments in equity method investees that are invested in consumer loans (the “Consumer

Loan Companies”) and any unrealized gains or losses from mark-to-market valuation changes on Excess MSRs and on equity method investees invested in Excess MSRs, per share of common stock, plus (b) earnings (or losses) from the Consumer Loan Companies computed on a level-yield basis (such that the loans are treated as if they qualified as loans acquired with a discount for credit quality as set forth in ASC 310-30, as such codification was in effect on June 30, 2013) as if the Consumer Loan Companies had been acquired at their GAAP basis on the distribution date, earnings (or losses) from equity method investees invested in Excess MSRs as if such equity method investees had not made a fair value election, and gains (or losses) from debt restructuring and gains (or losses) from sales of property, in each case per share of common stock, exceed (2) an amount equal to (a) the weighted average of the book value per share of the equity that was transferred to us by Newcastle on the distribution date and the prices per share of our common stock in any offerings by us (adjusted for prior capital dividends or capital distributions) multiplied by (b) a simple interest rate of 10% per annum, multiplied by (B) the weighted average number of shares of common stock outstanding.
The calculation of incentive compensation described above reflects an amendment on August 1, 2013 to our original management agreement dated May 15, 2013. We amended our original management agreement solely to make an adjustment to the calculation of incentive compensation. As a result of the amendment, the operating performance since inception of our investments in Excess MSRs, including investments in Excess MSRs held through equity method investees, and consumer loans are factored into the calculation of incentive compensation on the basis of our core earnings rather than our GAAP results. The primary difference between core earnings and GAAP results is the timing of income recognition. The effect of the amendment in the second quarter of 2013, the period in which the amendment was made, was a reduction in the amount of incentive compensation payable by us to our manager, mainly as a result of the exclusion from core earnings of unrealized gains on the Excess MSRs.
“Funds from operations” means net income (computed in accordance with GAAP), excluding gains (losses) from debt restructuring and gains (or losses) from sales of property, plus depreciation on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations will be computed on an unconsolidated basis. The computation of funds from operations may be adjusted at the direction of our independent directors based on changes in, or certain applications of, GAAP. Funds from operations are determined from the date of our separation from Newcastle and without regard to Newcastle’s prior performance. Funds from operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.
Upon any termination of our Management Agreement by either party, we are entitled to purchase our Manager’s right to receive incentive compensation from our Manager for a cash purchase price equal to the amount that would be distributed to our Manager if all of our assets were sold for cash at their then current fair market value (taking into account, among other things, expected future performance of the underlying investments) or otherwise continue to pay the incentive compensation to the Manager. In addition, if we do not elect to so purchase the Manager’s right to receive incentive compensation, our manager will have the right to require us to purchase the same at the price described above. In either case, such fair market value shall be determined by independent appraisal to be conducted by a nationally recognized appraisal firm mutually agreed upon by us and our Manager.
Our board of directors may request that our Manager accept all or a portion of its incentive compensation in shares of our common stock, and our Manager may elect, in its discretion, to accept such payment in the form of shares, subject to limitations that may be imposed by the rules of the NYSE or otherwise.
Reimbursement of Expenses. Because our Manager’s employees perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our Manager is paid or reimbursed for the cost of performing such tasks, provided that such costs and reimbursements are no greater than those which would be paid to outside professionals or consultants on an arm’s-length basis. Our Management Agreement provides that such costs shall not be reimbursed in excess of $500,000 per annum.
We also pay all operating expenses, except those specifically required to be borne by our Manager under our Management Agreement. Our Manager is responsible for all costs incident to the performance of its duties under the Management Agreement, including compensation of our Manager’s employees, rent for facilities and other “overhead” expenses; we do not reimburse our Manager for these expenses. The expenses required to be paid by us include, but are not limited to, issuance and transaction costs incident to the acquisition, disposition and financing of our investments, legal and auditing fees and expenses, the compensation and expenses of our independent directors, the costs associated with the establishment and maintenance of any credit facilities and other indebtedness of ours (including commitment fees, legal fees, closing costs, etc.), expenses associated with other securities offerings of ours, the costs of printing and mailing proxies and reports to our stockholders, costs incurred by employees of our manager for travel on our behalf, costs associated with any computer software or hardware that is used solely for us, costs to obtain liability insurance to indemnify our directors and officers and the compensation and expenses of our transfer agent.
Termination Fee. As described above, we are required to pay our Manager a Termination Fee if we terminate the Management Agreement on the basis of a board determination that our Manager’s performance is unsatisfactory and materially detrimental to us or that the management fees payable by us to our Manager are not fair, or if the Manager terminates the Management Agreement due to a material breach by us.
The termination fee is a fee equal to the sum of (1) the amount of the management fee during the 12 months immediately preceding the date of termination, and (2) the “Incentive Compensation Fair Value Amount.” The Incentive Compensation Fair Value Amount is an amount equal to the Incentive Compensation that would be paid to the Manager if our assets were sold for cash at their then current fair market value (as determined by an appraisal, taking into account, among other things, the expected future value of the underlying investments).
As of December 31, 2013, the amounts earned by our Manager were approximately $15.3 million of management fees, approximately $16.8 million of incentive compensation and $500,000 of expense reimbursement.
Investments in Excess MSRs
Since the end of 2011, we have entered into the following Excess MSR transactions with Nationstar, which is majority-owned by Fortress funds managed by our Manager. In each of our Excess MSR investments, Nationstar is the servicer of the loans and it shares with us, and in the cases of Pools 6–11 both us and a Fortress-managed fund, Excess MSRs resulting from any refinancing of loans in the original portfolios, subject to certain limitations.
Pool 1. In the fourth quarter of 2011, we acquired from Nationstar a 65% interest in the Excess MSRs on a portfolio of Agency residential mortgage loans for approximately $43.7 million, and Nationstar co-invested pari passu with us in 35% of the Excess MSRs.
Pool 2. In the second quarter of 2012, we acquired from Nationstar a 65% interest in the Excess MSRs on a portfolio of residential mortgage loans for approximately $42.3 million, and Nationstar co-invested pari passu with us in 35% of the Excess MSRs.
Pools 3, 4 and 5. In the second quarter of 2012, we acquired from Nationstar a 65% interest in the Excess MSRs on a portfolio of residential mortgage loans for approximately $176.5 million, and Nationstar co-invested pari passu with us in 35% of the Excess MSRs. In the third quarter of 2013, we increased our interest in the Excess MSRs in Pool 5 from 65% to 80% for approximately $26.6 million.
Pool 6. In the first quarter of 2013, we acquired, through a joint venture, an interest in Excess MSRs from Nationstar on a portfolio of mortgage loans for approximately $28.9 million. Nationstar retained a one-third interest in the Excess MSRs, and a Fortress managed fund has acquired the remaining one-third interest.
Pools 7, 8, 9, 10. In the first quarter of 2013, we agreed to acquire, through a joint venture, an interest in Excess MSRs from Nationstar on a portfolio of residential mortgage loans with a UPB of approximately $215 billion as of November 30, 2012. We committed to invest approximately $340 million (based on the November 30, 2012 UPB) to acquire an approximately one-third interest in the Excess MSRs. Nationstar retained a one-third interest in the Excess MSRs, and a Fortress managed fund agreed to acquire the remaining one-third interest.

Pool 11. In the second quarter of 2013, we acquired, through a joint venture, an interest in Excess MSRs from Nationstar on a portfolio of mortgage loans for approximately $37.8 million. Nationstar retained a one-third interest in the Excess MSRs, and a Fortress managed fund has acquired the remaining one-third interest.
Pool 12. In September 2013, we invested approximately $17.4 million to acquire a 40% interest in the Excess MSRs on a portfolio of residential mortgage loans with a UPB of approximately $5.4 billion (Pool 12), comprised of loans in PLS. A Fortress-managed fund also acquired a 40% interest in the Excess MSRs and the remaining 20% interest in the Excess MSRs is owned by Nationstar. As the servicer, Nationstar performs all servicing and advancing functions, and it retains the ancillary income, servicing obligations and liabilities with this portfolio. Under the terms of this investment, to the extent that any loans in the portfolio are refinanced by Nationstar, the resulting Excess MSRs are shared on a pro rata basis by New Residential, the Fortress-managed funds and Nationstar, subject to certain limitations.
Pools 13, 14, 15, 16, 17 and 18. In November 2013, we agreed to invest $73.6 million to acquire from Nationstar a 33% interest in the Excess MSRs on a five portfolios of residential mortgage loans with an aggregate UPB of approximately $23.6 billion and a 40% interest in the Excess MSRs on an additional portfolio (Pool 18) of residential mortgage loans with a UPB of approximately $9.2 billion. Our investment in Pool 17 and Pool 18 have closed and the investment in the remaining pools is expected to close in the first quarter of 2014, subject to the receipt of regulatory, third-party and certain rating agency approvals.
Investment in Servicer Advances
On December 17, 2013, we acquired servicer advances, the basic fee component of the related MSRs, from Nationstar through a joint venture (the “Buyer”) with certain third parties. As of December 31, 2013, we owned approximately 32% of the Buyer. The purchase price was approximately $3.2 billion. Subsequent to December 31, 2013, the Buyer purchased additional advances for approximately $1.0 billion.
Other Transactions
As of December 31, 2013, we held on our balance sheet a total face amount of $851.5 million of Non-Agency RMBS serviced by Nationstar. The total UPB of the loans underlying these Nationstar serviced Non-Agency RMBS was approximately $11.5 billion as of December 31, 2013.
On March 5, 2013, we agreed to co-invest in a portfolio of consumer loans with a UPB of approximately $4.2 billion as of December 31, 2012. The portfolio includes over 400,000 personal unsecured loans and personal homeowner loans originated through subsidiaries of HSBC Finance Corporation. On April 1, 2013, we completed this co-investment through the Consumer Loan Companies. The Consumer Loan Companies acquired the portfolio from HSBC Finance Corporation and its affiliates. We invested approximately $250 million for 30% membership interests in each of the Consumer Loan Companies. Of the remaining 70% of the membership interests, Springleaf, which is majority-owned by Fortress funds managed by our Manager, acquired 47%, and an affiliate of Blackstone Tactical Opportunities Advisors L.L.C. acquired 23%. Springleaf will act as the managing member of the Consumer Loan Companies. The Consumer Loan Companies financed $2.2 billion ($1.7 billion outstanding as of December 31, 2013) of the approximately $3.0 billion purchase price with asset-backed notes that have a maturity of April 2021, and pay a coupon of 3.75%. In September 2013, the Consumer Loan Companies issued and sold an additional $372 million of asset-backed notes for 96% of par. These notes are subordinate to the debt issued in April 2013, have a maturity of December 2024 and pay a coupon of 4%. The Consumer Loan Companies were formed on March 19, 2013, for the purpose of making this investment and commenced operations upon the completion of the investment. After a servicing transition period, Springleaf is now the servicer of the loans and will provide all servicing and advancing functions for the portfolio. From the date of the spin-off through December 31, 2013, the Consumer Loan Companies had paid Springleaf $16.1 million under this agreement.
As of December 31, 2013, we had approximately $57.6 million outstanding face amount of residential mortgage loans. In February 2013, we invested approximately $35.1 million to acquire a 70% interest in the mortgage loans. Nationstar co-invested pari passu with us in 30% of the mortgage loans and is the servicer of the loans, performing all servicing and advancing functions, and retaining the ancillary income, servicing obligations and liabilities as the servicer. On December 31, 2013, Nationstar financed the mortgage loans and related participation interests in a repurchase facility, which resulted in our receipt of approximately $22.8 million of financing proceeds corresponding to our 70% interest in the mortgage loans.
On June 27, 2013, we purchased Agency ARM RMBS with an aggregate face amount of approximately $22.7 million from Newcastle for approximately $1.2 million, net of related financing. We purchased the securities on the same terms as they were purchased by Newcastle.
Separation and Distribution Agreement with Newcastle
On April 26, 2013, we entered into a Separation and Distribution Agreement with Newcastle to effect the separation and provide a framework for our relationship with Newcastle after the separation. This agreement governs the relationship between us and Newcastle subsequent to the completion of the separation plan and provides for the allocation between us and Newcastle of Newcastle’s assets, liabilities and obligations (including tax-related assets and liabilities) attributable to periods prior to the respective separations of the businesses from Newcastle.
The Separation and Distribution Agreement sets forth our agreements with Newcastle regarding the principal transactions that were necessary to separate us from Newcastle. It also sets forth other agreements that govern certain aspects of our relationship with Newcastle after the completion of the separation plan. For purposes of the Separation and Distribution Agreement: (i) the “New Residential Group” means New Residential and its subsidiaries and (ii) the “Newcastle Group” means Newcastle and its subsidiaries other than New Residential and the New Residential subsidiaries.
Transfer of Assets and Assumption of Liabilities. The Separation and Distribution Agreement identifies the assets and liabilities to be retained by, transferred to, assumed by, or assigned to, as the case may be, each of us and Newcastle as part of the separation of Newcastle into two companies, and describes when and how these transfers, assumptions and assignments will occur, although, many of the transfers, assumptions and assignments occurred prior to the parties’ entering into the Separation and Distribution Agreement. In particular, the Separation and Distribution Agreement provided that, subject to the terms and conditions contained in the Separation and Distribution Agreement immediately prior to the time of effectiveness of the Separation and Distribution Agreement, Newcastle and New Residential took all actions necessary so that the New Residential Group:
(a)
  owned, to the extent it does not already own, all of Newcastle’s Excess MSR assets, a portion of Newcastle’s Agency RMBS, all of Newcastle’s Non-Agency RMBS acquired since the beginning of 2012, all of the mortgage loans Newcastle has acquired since the beginning of 2013, all of Newcastle’s consumer loans and certain cash transferred to the New Residential Group by Newcastle; and
(b)
  assumed, to the extent it is not already liable for:
(i)
  any liabilities relating to or arising out of our portfolio of assets described under (a) above whether arising prior to, at the time of, or after, the effectiveness of the Separation and Distribution Agreement;
(ii)
  any liabilities arising out of claims by our directors, officers and affiliates arising after the time of effectiveness of the Separation and Distribution Agreement against either Newcastle or us to the extent they relate to our portfolio of assets described under (a) above as of the date of the Separation and Distribution Agreement; and
(iii)
  any other potential liabilities related to (A) recent Newcastle equity offerings in certain specified percentages as disclosed in the Separation and Distribution Agreement; (B) Newcastle’s Exchange Act reports relating to disclosures about our portfolio of assets described under (a) above; and (C) indemnification obligations under the Management Agreement with respect to our portfolio of assets described under (a) above.
Except as otherwise provided in the Separation and Distribution Agreement, Newcastle retained all other assets and liabilities.

Except as may expressly be set forth in the Separation and Distribution Agreement or any ancillary agreement, all assets were transferred on an “as is,” “where is” basis without representation or warranty.
Information in this proxy statement with respect to the assets and liabilities of the parties following the separation is presented based on the allocation of such assets and liabilities as set forth in the Separation and Distribution Agreement, unless the context otherwise requires. Certain of the liabilities and obligations assumed by one party or for which one party will have an indemnification obligation under the Separation and Distribution Agreement are the legal or contractual liabilities or obligations of another party. Each such party that continues to be subject to such legal or contractual liability or obligation will rely on the applicable party that assumed the liability or obligation or the applicable party that undertook an indemnification obligation with respect to the liability or obligation, as applicable, under the Separation and Distribution Agreement, to satisfy the performance and payment obligations or indemnification obligations with respect to such legal or contractual liability or obligation.
Further Assurances. Each party agreed to cooperate with the other and use commercially reasonable efforts, prior to, on and after the distribution date, to take promptly, or cause to be taken promptly, all actions to do promptly, or cause to be done promptly, all things reasonably necessary, proper or advisable on its part to consummate and make effective the transactions contemplated by, and the intent and purposes of, the Separation and Distribution Agreement. In addition, each party agreed that neither party would, nor would either party allow its respective subsidiaries to, without the prior consent of the other party, take any action which would reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by the Separation and Distribution Agreement and the ancillary agreements thereto, if any. Both parties will also use commercially reasonable efforts to cause third parties, such as insurers or trustees, to fulfill any obligations they are required to fulfill under the Separation and Distribution Agreement.
The Distribution. The Separation and Distribution Agreement also governed the rights and obligations of the parties regarding the proposed distribution, including our distribution to Newcastle, as a stock dividend, the number of shares of our common stock distributable in the distribution to effectuate the separation. In addition, Newcastle agreed to cause its agent to distribute to Newcastle stockholders that hold shares of Newcastle common stock as of the applicable record date all the shares of common stock of the company being separated from Newcastle.
Additionally, the Separation and Distribution Agreement provided that the distribution was subject to several conditions that had to be satisfied or waived by Newcastle in its sole discretion.
Termination of Other Agreement Arrangements; Bank Accounts. The Separation and Distribution Agreement provides that, other than the Separation and Distribution Agreement, the ancillary agreements to the Separation and Distribution Agreement (if any), certain confidentiality and non-disclosure agreements among any members of the New Residential Group, the Newcastle Group or employees of our Manager and certain contribution agreements related to Agency RMBS and Non-Agency RMBS between Newcastle and certain third parties as disclosed in the Separation and Distribution Agreement, all prior agreements and arrangements, whether written or not, between any member of the Newcastle Group on the one hand, and any member of the New Residential Group on the other hand (except to the extent any person that is not a member of the New Residential Group or Newcastle Group is also a party to such agreements or arrangements), were terminated and ceased to be of further force and effect as of the time of effectiveness of the Separation and Distribution Agreement. At the time of such termination, all parties were released from liability under such agreements and arrangements, other than with respect to the settlement of intercompany accounts, which were satisfied and/or settled in full in cash or otherwise cancelled and terminated or extinguished by the relevant members of the New Residential Group or Newcastle Group prior to the time of effectiveness of the Separation and Distribution Agreement.
Releases and Indemnification. Subject to certain exceptions including with respect to liabilities assumed by, or allocated to, us or Newcastle, the Separation and Distribution Agreement provided that we and Newcastle generally agreed to release each other from all liabilities existing or arising from acts or events prior to or on the distribution date.
In addition, the Separation and Distribution Agreement provided that, except as otherwise provided for in other documents related to the separation, we would indemnify Newcastle and its affiliates and representatives against losses arising from:

(a)
  any liabilities relating to our portfolio of assets, which included all of Newcastle’s Excess MSR assets, a portion of Newcastle’s Agency RMBS, all of Newcastle’s Non-Agency RMBS acquired since the beginning of 2012, all of the mortgage loans Newcastle had acquired since the beginning of 2013, all of Newcastle’s consumer loans and certain cash transferred to the New Residential Group by Newcastle, whether arising prior to, at the time of, or after, the effectiveness of the Separation and Distribution Agreement;
(b)
  any liabilities arising out of claims by our directors, officers and affiliates arising after the time of effectiveness of the Separation and Distribution Agreement against either Newcastle or us to the extent they relate to the our portfolio of assets described under (a) above as of the date of the Separation and Distribution Agreement;
(c)
  any other potential liabilities related to (A) recent Newcastle equity offerings in certain specified percentages as disclosed in the Separation and Distribution Agreement; (B) Newcastle’s Exchange Act reports relating to disclosures about our portfolio of assets described under (a) above; and (C) indemnification obligations under the Management Agreement with respect to the our portfolio of assets described under (a) above;
(d)
  any failure by any member of the New Residential Group or any other person to pay, perform or otherwise promptly discharge any liability listed under (a)-(c) above in accordance with their respective terms, whether prior to, at or after the time of effectiveness of the Separation and Distribution Agreement;
(e)
  any breach by any member of the New Residential Group of any provision of the Separation and Distribution Agreement and any agreements ancillary thereto (if any), subject to any limitations of liability provisions and other provisions applicable to any such breach set forth therein; and
(f)
  any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in our registration statement on Form 10, including the information statement exhibited thereto, other than information that relates solely to any assets owned, directly or indirectly by Newcastle, excluding the assets that will comprise our portfolio described under (a) above.
Newcastle agreed to indemnify us and our affiliates and representatives against losses arising from:
(a)
  any liability related to Newcastle’s junior subordinated notes due 2035 issued pursuant to the Junior Subordinated Indenture, dated April 30, 2009, between Newcastle and The Bank of New York Mellon Trust Company, National Association;
(b)
  any other liability of Newcastle or its subsidiaries (excluding any liabilities related to New Residential);
(c)
  any failure of any member of the Newcastle Group or any other person to pay, perform or otherwise promptly discharge any liability listed under (a) and (b) above in accordance with their respective terms, whether prior to, at or after the time of effectiveness of the Separation and Distribution Agreement;
(d)
  any breach by any member of the Newcastle Group of any provision of the Separation and Distribution Agreement and any agreements ancillary thereto (if any), subject to any limitations of liability provisions and other provisions applicable to any such breach set forth therein; and
(e)
  any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in our registration statement on Form 10, including the information statement exhibited thereto, that relates solely to any assets owned, directly or indirectly by Newcastle, other than our portfolio of assets, which included all of Newcastle’s Excess MSR assets, a portion of Newcastle’s Agency RMBS, all of Newcastle’s Non-Agency RMBS acquired since the beginning of 2012, all of the mortgage loans Newcastle had acquired since the beginning of 2013, all of Newcastle’s consumer loans and certain cash transferred to the New Residential Group by Newcastle.

Indemnification obligations shall generally be net of any insurance proceeds actually received by the indemnified person. The Separation and Distribution Agreement provides that we and Newcastle will waive any right to special, indirect, punitive, exemplary, remote, speculative or similar damages in excess of compensatory damages provided that any such liabilities with respect to third party claims shall be considered direct damages. The Separation and Distribution Agreement also contains customary procedures relating to the receipt of an indemnification payments that may constitute non-qualifying REIT income.
Competition. The Separation and Distribution Agreement does not include any non-competition or other similar restrictive arrangements with respect to the range of business activities that may be conducted, or investments that may be made, by either the Newcastle Group or the New Residential Group. Each of the parties agreed that nothing set forth in the agreement shall be construed to create any restriction or other limitation on the ability of any of the Newcastle Group or New Residential Group to engage in any business or other activity that overlaps or competes with the business of any other party, including investing in residential mortgage related securities.
Certain Tax-Related Covenants. If we are treated as a successor to Newcastle under applicable U.S. federal income tax rules, and if Newcastle fails to qualify as a REIT, we could be prohibited from electing to be a REIT. Accordingly, in the Separation and Distribution Agreement, Newcastle has (i) represented that it has no knowledge of any fact or circumstance that would cause us to fail to qualify as a REIT, (ii) covenanted to use commercially reasonable efforts to cooperate with us as necessary to enable us to qualify for taxation as a REIT and receive customary legal opinions concerning REIT status, including providing information and representations to us and our tax counsel with respect to the composition of Newcastle’s income and assets, the composition of its stockholders, and its operation as a REIT; and (iii) covenanted to use its reasonable best efforts to maintain its REIT status for each of Newcastle’s taxable years ending on or before December 31, 2014 (unless Newcastle obtains an opinion from a nationally recognized tax counsel or a private letter ruling from the IRS to the effect that Newcastle’s failure to maintain its REIT status will not cause us to fail to qualify as a REIT under the successor REIT rule referred to above). Additionally, in the Separation and Distribution Agreement, we covenanted to use our reasonable best efforts to qualify for taxation as a REIT for our taxable year ended December 31, 2013.
Insurance. Following the distribution date, Newcastle shall maintain its currently existing insurance policies related to director and officer liability (the “Newcastle D&O Policies”). Prior to the distribution date, Newcastle and New Residential shall use commercially reasonable efforts to obtain separate insurance policies for New Residential on substantially similar terms as the Newcastle D&O Policies. New Residential will be responsible for all premiums, costs and fees associated with any new insurance policies placed for the benefit of New Residential.
Dispute Resolution. In the event of any dispute arising out of the Separation and Distribution Agreement, the parties, each having designated a representative for such purpose, will negotiate in good faith for 30 days to resolve any disputes between the parties. If the parties are unable to resolve disputes in this manner within 30 days, the disputes will be resolved through binding arbitration.
Other Matters Governed by the Separation and Distribution Agreement. Other matters governed by the Separation and Distribution Agreement include, amongst others, access to financial and other information, confidentiality, assignability and treatment of stock options.

PROPOSAL NO. 2
APPROVAL OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Proposed Independent Registered Public Accounting Firm
Ernst & Young LLP, independent registered public accountants, served as the independent registered public accounting firm for us and our subsidiaries for the fiscal year ended December 31, 2013. The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2014, and has further directed that the selection of the independent registered public accounting firm be submitted for approval by the stockholders at the Annual Meeting.
Representatives of Ernst & Young LLP will be present in person at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.
The Board of Directors recommends that you vote FOR the approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2014.
Principal Accountant Fees and Services
During our most recent fiscal year (which was our first following our spin-off from Newcastle), we engaged Ernst & Young LLP to provide us with audit and tax services. Services provided included the examination of annual financial statements, limited review of unaudited quarterly financial information, review and consultation regarding filings with the SEC, assistance with management’s evaluation of internal accounting controls, consultation on financial accounting and reporting matters. Fees for 2013 were as follows:

Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2013	$2,415,954	—	—	—

Audit Fees.   Audit fees are fees billed for the consolidated financial statements, including the audit of internal control over financial reporting and the review of the Company’s quarterly reports on Form 10-Q, as well as required audits of certain subsidiaries, consultation on audit related matters and required review of SEC filings.
Audit-Related Fees.   None.
Tax Fees.   None.
All Other Fees.   None.
The Audit Committee has considered all services provided by the independent registered public accounting firm to us and concluded this involvement is compatible with maintaining the auditors’ independence.
The Audit Committee is responsible for appointing the Company’s independent registered public accounting firm and approving the terms of the independent registered public accounting firm’s services. All engagements for services in the most recent fiscal year were pre-approved by the Audit Committee. The Audit Committee has a policy requiring the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS
FOR 2014 ANNUAL MEETING
Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2015 annual meeting of stockholders if they are received by the Company on or before December 18, 2014. However, if the 2015 annual meeting date is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, to be timely a proposal by the shareholders must be received no later than a reasonable time before the Company begins to print and send its proxy materials. In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for inclusion of shareholder proposals in company-sponsored proxy materials. Any proposal should be directed to the attention of the Company’s Secretary at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.
In order for a stockholder proposal, including proposals regarding director nominees, submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c), the Company’s Bylaws require that such proposal must be received by the Company not less than 90 days nor more than 120 days prior to the one-year anniversary of the immediately preceding annual meeting of stockholders. Accordingly, in order for a proposal relating to business to be conducted at our 2015 annual meeting of stockholders to be “timely” under the Company’s Bylaws, it must be received by the Secretary of the Company at our principal executive office no earlier than January 28, 2015 and no later than February 27, 2015. However, in the event that the date of the 2015 annual meeting of stockholders is advanced or delayed by more than 25 days from May 28, 2015, for a proposal by the stockholders to be timely, it must be received not later than the close of business on the 10th day after the earlier of the mailing of the notice of the 2015 annual meeting of stockholders or the day on which public announcement of the date of such meeting is first made by the Company. For additional requirements, a stockholder may refer to our Bylaws, a copy of which may be obtained from our Secretary. All director nominations and shareholder proposals, other than shareholder proposals made pursuant to Rule 14a-8 under the Exchange Act, must comply with the requirements of our Bylaws, or they may be excluded from consideration at the meeting.
OTHER MATTERS
The Board of Directors knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.
No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.
ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. In addition, our SEC filings are available, free of charge, on our website: www.newresi.com. Such information will also be furnished upon written request to New Residential Investment Corp., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations.
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annuals reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single annual report and proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to New Residential Investment Corp., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations or by contacting Investor Relations at (212) 479-3195, and we will delivery promptly a separate copy of the annual report and proxy statement.
Instead of receiving future copies of our proxy materials by mail, you can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save the cost of producing and mailing documents to your home or business, will give you an electronic link to the proxy voting site and also will also help preserve environmental resources.
Stockholders of Record.   If you vote on the Internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.
Street Name Holders.   If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive the proxy materials electronically. Please check the information provided in the proxy materials you receive from your bank or broker regarding the availability of this service.
Your election to receive proxy materials by email will remain in effect until you terminate it.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE ON THE PROPOSALS IDENTIFIED HEREIN. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 17, 2014, YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS NOR THE ELECTION OF THE NOMINEES DESCRIBED HEREIN WILL CREATE ANY IMPLICATION TO THE CONTRARY.
By Order of the Board of Directors,
/s/ Cameron D. MacDougall
Cameron D. MacDougall
Secretary
New York, New York
April 17, 2014

NEW RESIDENTIAL INVESTMENT CORP.1345 AVENUE OF THE AMERICASNEW YORK, NY 10105VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYThe Board of Directors recommends you voteFOR the following:For Withhold For AllAllAllExceptTo withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.1. Election of DirectorsNominees01 Alan L. Tyson02 David Saltzman000The Board of Directors recommends you vote FOR the following proposal:ForAgainst Abstain2 To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for New Residential Investment Corp. for fiscal year 2014.NOTE: The Board of Directors may consider and act upon any other business properly presented at the Annual Meeting. If this proxy is properly executed, then your shares will be voted either in the manner you indicate above or, if no direction is indicated, in the manner directed by the Board of Directors (including with respect to any matter not specified above that is properlypresented at the Annual Meeting).000For address change/comments, mark here.(see reverse for instructions)YesNoPlease indicate if you plan to attend this meeting00Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .NEW RESIDENTIAL INVESTMENT CORP.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERSMay 28, 2014The stockholder(s) hereby appoint(s) Wesley R. Edens and Michael Nierenberg, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NEW RESIDENTIAL INVESTMENT CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 10:00 AM, Eastern Time on May 28,2014, at the Hilton Hotel, 1335 Avenue of the Americas, New York, NY 10019, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted as directed by the stockholder(s). If no such directions are made, this proxy will be voted for the election of the nominees listed on the reverse side for the Board of Directors and for each proposal.Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.Address change/comments:(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)Continued and to be signed on reverse side